                                                                   Exhibit 10.19

          MASTER SERVICES AGREEMENT FOR CONSULTING SERVICES

                     (HEREINAFTER REFERRED TO AS AGREEMENT)

                                     BETWEEN

                               ROY F. WESTON, INC.
                       (HEREINAFTER REFERRED TO AS WESTON)

                                1400 WESTON WAY
                             WEST CHESTER, PA 19380

                                       AND

                    INFRASTRUCTURE REVITALIZATION INSTITUTE
                     (HEREINAFTER REFERRED TO AS CONSULTANT)

                        1499 CHAIN BRIDGE ROAD, SUITE 201
                             MCLEAN, VIRGINIA 22101

ARTICLE I - INTRODUCTION

         WHEREAS, WESTON, a Pennsylvania Corporation, may from time to time have work for which it may require the services and expertise of CONSULTANT.

         WHEREAS, CONSULTANT has represented to WESTON that it possesses the appropriate qualifications, expertise and resources to perform such services.

         NOW, THEREFORE, the parties agree that the terms and conditions set forth below shall govern the services to be provided by CONSULTANT to WESTON.

                                                                   Exhibit 10.19

 ARTICLE 2 - SCOPE OF WORK

          (a) WESTON hereby engages CONSULTANT to perform the services (hereinafter referred to as Services) as may be requested in Purchase Order Releases issued by WESTON hereunder and agreed to by CONSULTANT. This agreement authorizes, but shall not obligate WESTON, to issue Purchase Order Releases in accordance with Article 4 hereunder. The extent of WESTON's financial obligation under this agreement shall be the cumulative total value of all Purchase Order Releases issued hereunder.

          (b) WESTON may propose Work to CONSULTANT as WESTON believes to be within CONSULTANT's professional competence. CONSULTANT, in his sole discretion, may accept or reject any Work proposed by WESTON. CONSULTANT agrees to devote his/her best professional effort to the accomplishment of each Purchase Order Release accepted by him/her and to perform with diligence and expedition, consistent with the highest recognized professional standards and in compliance with all applicable laws and regulations.

          (c) CONSULTANT will provide professional contracting and consulting expertise for specific tasks, relating to program facilitation and development, as well as other projects to be assigned. The specific duties will be planned in accordance with definite time requirements to accomplish the various tasks. As such, each assignment will be specifically defined by task orders, issued against this Master Agreement.

         (d) CONSULTANT shall perform work at locations to be identified in Purchase Order Releases to be issued hereunder.

ARTICLE 3 - ORDER OF PRECEDENCE

In the event of an inconsistency or ambiguity between the documents comprising this Agreement and the Purchase Order Releases issued hereunder (including Scope of Work and all changes and modifications thereto), the following order of precedence shall govern:

         A. Purchase Order Releases including all changes or modifications thereto;

         B.       Scope of Work; and

         C.       Agreement.

                                                                   Exhibit 10.19

ARTICLE 4 - PURCHASE ORDER RELEASES

The CONSULTANT shall perform such work as WESTON may, from time to time, authorize on Purchase Order Releases issued hereunder. A sample Purchase Order Release is attached hereto as Exhibit A. Only the WESTON authorized representative identified in Article 6 or alternate individual as may be designated in writing may execute a Purchase Order Release. Each Purchase Order Release issued and accepted by the CONSULTANT shall become a part of this Agreement. Such Purchase Order Releases will describe the effort to be accomplished, the completion schedule, the compensation schedule, the applicable contractual provisions, performance benchmarks and all other relevant information.

Prior to issuance of any Purchase Order Release, WESTON shall provide a detailed scope of work to the CONSULTANT and obtain from CONSULTANT, a price estimate and schedule to accomplish such work. The parties hereto will reach mutual agreement regarding the compensation and schedule for such work prior to final issuance and authorization to proceed under any Purchase Order Release.

ARTICLE 5 - CONFIDENTIALITY

         (a) CONSULTANT shall receive and retain Proprietary Information in confidence and shall not disclose such information to any person without the express written authorization of WESTON. CONSULTANT shall use Proprietary Information solely for the purpose of performing its obligations hereunder and for no other purpose. Upon termination of this Agreement, CONSULTANT shall promptly return all Proprietary Information to WESTON, and will, if requested by WESTON, execute a certificate warranting that all Proprietary Information has been returned to WESTON in accordance with this Agreement.

         (b) WESTON shall receive and retain all Proprietary Information in confidence and shall not disclose such information to any person without the express written authorization of CONSULTANT. WESTON shall use Proprietary Information solely for the purpose of performing its obligations hereunder and for no other purpose. Upon termination of this Agreement, WESTON shall promptly return all Proprietary Information to CONSULTANT, and will, if requested by CONSULTANT, execute a certificate warranting that all Proprietary Information has been returned to CONSULTANT in accordance with this Agreement.

                                                                   Exhibit 10.19

ARTICLE 6 - AUTHORIZED REPRESENTATIVES

The following individuals are the authorized representatives of the respective parties to execute this Agreement and any subsequent Notices To Proceed issued hereunder:

         CONSULTANT:       Jennifer Hosking, Executive Vice President

          WESTON:          Ed Pettiss, Vice President

Any subsequent changes to the authorized representatives cited above must be mutually agreed to via written modification to this Agreement.

ARTICLE 7 - WORK PRODUCT

         (a) All information, including, but not limited to, all designs, drawings, specifications, standards, processes, manuals, reports, computer software and related information, first produced by CONSULTANT for WESTON during the performance of the Services hereunder, shall be considered Proprietary Information and shall be retained and used solely in accordance with the provision of Article 5 hereof. To the extent any such information comprises work susceptible to protection under the Copyright laws, CONSULTANT agrees that such work shall be deemed "work made for hire" hereunder. In the event that such work is determined not to be "work made for hire" under the copyright laws, this Agreement shall operate as an irrevocable assignment by CONSULTANT to WESTON of the copyright in the work, including all right, title and interest therein, in perpetuity.

         (b) All inventions, improvements and discoveries, whether patentable or not, first conceived, developed or reduced to practice by CONSULTANT, either alone or with others, in the course of the performance of CONSULTANT's Services hereunder, shall be the sole property of WESTON. All such inventions, improvements and discoveries shall be promptly disclosed to WESTON in writing. At WESTON's request and expense, CONSULTANT agrees to (i) assist WESTON in making application for patents on such inventions, improvements and discoveries in the United States and any foreign countries (ii) assign all such applications to WESTON or its designee without further charges, (iii) assist WESTON in the prosecution of any patent application and the enforcement of any resulting patents and
                  (iv) execute any and all documents necessary for the accomplishment of the foregoing.

                                                                   Exhibit 10.19

 ARTICLE 8 - CONFLICTS OF INTEREST

          (a) CONSULTANT warrants that, to the best of his knowledge and belief, there are no relevant facts or circumstances which could give rise to a conflict of interest under this Agreement, or that CONSULTANT has disclosed all such relevant information.

          (b) The CONSULTANT agrees that if an actual or potential conflict of interest is discovered after award, the CONSULTANT will make a full disclosure in writing to WESTON. This disclosure shall include a description of actions which the CONSULTANT has taken or proposes to take, after consultation with WESTON to avoid, mitigate or neutralize the actual or potential conflict.

          (c) In performing these Services, CONSULTANT shall not communicate with any officer, representative, employee, elected official or agency of the U.S. Government or any state or local government on behalf of WESTON.

          (d) If CONSULTANT is a former United States government employee, CONSULTANT agrees to furnish WESTON all necessary information regarding any potential conflict of interest.

ARTICLE 9 - SCHEDULE AND TERM OF AGREEMENT

The effective date of this agreement shall be July 1, 1999 and shall continue in full force and effect for a period of two years thereafter unless earlier terminated as provided herein.

ARTICLE 10 - COMPENSATION, INVOICING AND PAYMENT

          (a) WESTON will pay CONSULTANT for work performed for WESTON as specifically assigned and defined by WESTON at the rates presented in Purchase Order Releases and will reimburse CONSULTANT at cost its reasonable travel, associated food and lodging and auto rental expenses approved by WESTON and incurred in the performance of Services up to the maximum amount specified in Purchase Order Releases. In consideration of the remuneration set forth herein and for other good and valuable consideration acknowledged as having been received but not specifically set forth in this Agreement, CONSULTANT hereby agrees to release WESTON from any and prior claims which CONSULTANT may have against

                                                                   Exhibit 10.19

                  WESTON. No entertainment is authorized under this Agreement and no entertainment expenses will be reimbursed under this Agreement, except as defined as part of any specific Purchase Order Release authorized hereunder. Entertainment includes the purchase of meals or refreshments for any individual other than CONSULTANT.

         (b) For tasks performed on a time and materials basis, CONSULTANT shall use the labor categories and corresponding fully loaded rates as provided in Attachment A. Such rates shall be renegotiated at the end of the first year of this agreement and annually thereafter. CONSULTANT may amend this labor category and rate schedule to provide for additional labor categories as needed.

         (c) CONSULTANT shall submit invoices for completed Services (in a form acceptable to WESTON) within 30 days of the date of performance of the Work. Invoices shall include, but not be limited to the following:

                  1. The Agreement number, Work Order number, Purchase Order Release number, dates of service, name of authorized WESTON representative.

                  2. Names of personnel and title, net unit price or hourly rate for Services rendered, extended totals, expenses by category and total amounts due.

                  3. Invoices shall be submitted as an original and one copy to:

                           Roy F. Weston, Inc.
                           One Weston Way
                           West Chester, PA 19380-1499
                           Attn: Accounts Payable

                  One (1) copy shall also be forwarded to the authorized WESTON representative under separate cover.

         (d) Payments shall be issued to CONSULTANT net 30 days after receipt and approval of CONSULTANT's invoices by the authorized WESTON representative. WESTON shall be under no obligation to reimburse CONSULTANT for any expenses incurred in violation of any law or to compensate CONSULTANT for any Services, the performance of which violated any law.

                                                                   Exhibit 10.19

 ARTICLE 11 - TERMINATION

Either party may terminate this Agreement upon thirty (30) days written notice. Further, WESTON may terminate this Agreement at any time if CONSULTANT breaches this Agreement or is unable to perform. Termination of this Agreement will not affect the provisions of Article 5 and 7 which shall remain in effect for a period of five (5) years from the date of termination.

 ARTICLE 12 - SUPPLEMENTAL PROVISIONS

WESTON may, under certain Purchase Order Releases issued under this Agreement flow down certain clauses from its Client contracts. CONSULTANT agrees to comply with all supplemental provisions made a part of any specific Purchase Order Release authorized hereunder.

ARTICLE 13 - RECORDS RETENTION

CONSULTANT shall retain all billing records related to this Agreement in legible form for a period of five (5) years from date of final payment hereunder, or as specified in WESTON's Client Contract, whichever period is greater. CONSULTANT authorizes WESTON to inspect and audit these records during business hours with prior notice to CONSULTANT.

ARTICLE 14 - TAXES

CONSULTANT shall have sole responsibility for payment of all Federal, State (unless provided with a Non-taxable Transaction Certificate), Local and other income taxes and for all employment and other taxes applicable to the consideration paid to CONSULTANT hereunder. CONSULTANT further agrees to indemnify and hold WESTON harmless from and against any and all claims related to such taxes.

ARTICLE 15 - INDEPENDENT CONTRACTOR

In performance of all Services, CONSULTANT shall be deemed to be an "independent contractor" and as such, shall not be entitled to any benefits applicable to the employees of WESTON. The CONSULTANT declares that he is engaged in an independent business and that similar services are provided for other clients and WESTON is not the CONSULTANT's sole and only client. CONSULTANT shall in no way be deemed to be an agent or representative of WESTON. CONSULTANT shall have no authority to bind or speak for WESTON except as may be specifically given to CONSULTANT in writing from time to time.

                                                                   Exhibit 10.19

 ARTICLE 16 - INSURANCE

CONSULTANT shall maintain insurance at its own expense for Services performed hereunder. Such insurance shall include, but not be limited to, Comprehensive General Liability ($300,000 Minimum). Certificates of insurance shall be provided to WESTON immediately upon request.

 ARTICLE 17 - WARRANTY

CONSULTANT warrants: (a) that it possesses the expertise, capability, equipment and personnel to properly and professionally perform its Services hereunder, that it is properly and legally licensed (if applicable) to perform such Services, and that it shall at all times in the performance of such Services comply with all applicable laws, ordinances and regulations and shall perform all Services in a good, workmanlike, professional, efficient and non-negligent manner; and (b) it does not and during the period of performance of this Agreement will not represent any competitor of WESTON without first providing WESTON notice describing the scope of work and the competitor.

ARTICLE 18 - INDEMNIFICATION

The CONSULTANT agrees to indemnify and hold harmless WESTON, its officers, directors, agents and employees for any loss, including reasonable and actual attorney's fees, costs or damages that WESTON may incur as a result of the negligent acts or omissions of the CONSULTANT or the CONSULTANT's employees or agents.

WESTON agrees to indemnify and hold harmless the CONSULTANT, its officers, directors, agents and employees for any loss, including reasonable and actual attorney's fees, costs or damages that WESTON may incur as a result of negligent acts or omissions of WESTON or WESTON's employees or agents.

Neither party shall be liable to the other for incidental, indirect or consequential damages, except where same arises out of the gross negligence or willful misconduct of the other party.

ARTICLE 19 - CHANGES

WESTON may, at any time by written notice to CONSULTANT, make changes to any of the documents constituting this Agreement. Claims for additional compensation or extension of time (adjustments) under this Article must be made in writing within ten (10)

                                                                   Exhibit 10.19

days of issuance of a change notice from WESTON. Failure to provide such written claim shall constitute a waiver of such claim for adjustment. No claims for adjustment will be accepted by WESTON after final payment hereunder. Failure to reach mutual agreement regarding such adjustments hereunder shall constitute a dispute to be resolved under Article 22 of this Agreement.

 ARTICLE 20 - ASSIGNMENT

This Agreement may not be assigned by CONSULTANT, either in whole or in part, without the prior written consent of WESTON and any attempted assignment shall be null and void and without force and effect.

 ARTICLE 21- YEAR 2000 COMPLIANCE WARRANTY

In addition to all other representations and warranties made hereunder, the CONSULTANT represents and warrants to WESTON that all Services furnished hereunder including any and all deliverables developed or required to be provided hereunder, including without limitation, all designs, drawings, specifications, standards, processes, manuals, reports, computer software and related information are fully compliant in all respects with the Year 2000, and those Services will operate and perform without errors, malfunctions or defects (including specifically errors, malfunctions or defects relating to date data representing or referencing different centuries or more than one century) at all times prior to, during and after the calendar year 2000 A.D. In the event any such errors, malfunctions or defects are detected in the Services furnished by the CONSULTANT hereunder, CONSULTANT shall, at its sole cost and expense, promptly repair or replace the defective Services with Services of like quality, form, fit and function in all respects as they relate to Year 2000 compliance. The warranties of CONSULTANT shall survive expiration or earlier termination of this Agreement, and shall extend to WESTON and all users of the Services.

ARTICLE 22 - DISPUTES

Any dispute arising under this Agreement, including disputes under termination, not settled by agreement of the parties, shall be decided by litigation in a court of competent jurisdiction. Pending any decision, appeal, suit, or claim pursuant to this Article, CONSULTANT shall proceed diligently with the performance of the work authorized under this Agreement. The rights of WESTON and the obligations of CONSULTANT shall survive completion of performance in accordance with the provisions of this Agreement and the Purchase Order Releases issued thereunder and final payment hereunder.

                                                                   Exhibit 10.19

ARTICLE 23 - SEVERABILITY

Any provision or part thereof of this Agreement held to be void or unenforceable under any law or by any court shall be deemed stricken, and all remaining provisions shall continue to be valid and binding upon the parties. The parties may reform or replace such stricken provision or part thereof with a valid and enforceable provision which expresses the intent of the stricken provision.

ARTICLE 24 - GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, exclusive of the choice of law rules thereof, as if therein wholly to be performed.

ARTICLE 25 - NON-EXCLUSIVITY

This Agreement is non-exclusive.

                                                                   Exhibit 10.19

 ARTICLE 26 - ENTIRE AGREEMENT

This Agreement, including all Purchase Order Releases issued hereunder, constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter hereof. This Agreement may be amended only by a writing signed by the duly authorized representative of each party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

CONSULTANT:

BY:

NAME:                        Jennifer T. Hosking
                                    (Print/Type)
TITLE:                     Executive Vice President

DATE:                      11/11/99

ROY F. WESTON, INC. (WESTON):

BY:

NAME:                    Edmund B. Pettiss,Jr.
                                  (Print/Type)
TITLE:                   VP, Marketing

DATE:                      11/11/99

                                                                   Exhibit 10.19

                                  Attachment A
                                IRI Rate Schedule
                              (Effective 11/11/99)


Senior Consultant                       $85.00

Consultant/Project Manager              $65.00

Web Developer                           $60.00

Writer/Communications Expert            $55.00

Jr. Writer/Researcher                   $35.00

Administrative Support                  $25.00








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